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[JONES, JENSEN & COMPANY LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the use of our report dated March 27, 1997 on our audit of the financial statements of ABS Group Inc. as of December 31, 1996 and 1995, (and to all references to our firm) included in the Form 10-KSB and incorporated by reference in the Form S-8 registration statement of ABS Group Inc.




/s/ Jones, Jensen & Company

Jones, Jensen & Company
August 11, 1997


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